SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 4, 2011

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Principal Officers

In a further reorganization of its minerals operations and an ongoing initiative to reduce operating costs, on January 4, 2011, Tri-Valley Corporation eliminated the separate office of President of Select Resources Corporation, Inc., formerly held by James G. Bush.  In December 2010, Select Resources completed the sale of its Admiral Calder calcium carbonate quarry, which was a major asset of Select Resources.  The chief executive position at Select Resources will be consolidated with responsibilities for other existing officers.  Tri-Valley thanks Mr. Bush for his contributions to the company and its projects.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer